Exhibit 10.48

AMENDING AGREEMENT TO

RELATIONSHIP AGREEMENT

THIS AMENDING AGREEMENT dated this 12th day of January, 2012.

BETWEEN:

BROOKFIELD ASSET MANAGEMENT INC. (“Brookfield”), a corporation existing under the laws of the Province of Ontario

-and-

GENERAL GROWTH PROPERTIES, INC. (“GGP”), a corporation existing under the laws of the State of Delaware

WHEREAS:

A.                                    Brookfield and GGP entered into a Relationship Agreement dated November 9, 2010 (the “Relationship Agreement”) pursuant to which Brookfield agreed, subject to the terms and conditions therein, that the GGP Group (as defined in the Relationship Agreement) will serve as the primary vehicle through which opportunities presented to Brookfield and its Affiliates to acquire or develop Regional Malls or portfolios of Regional Malls (“Target Opportunities”) in Canada and the United States (the “Target Area”) will be made by Brookfield and its Affiliates.

B.                                    GGP has completed a spin-off of Rouse Properties, Inc., a corporation existing under the laws of the State of Delaware,  (“Rouse”) focused on a regional Class B malls strategy (the “Spin-Off”); and

C.                                    In connection with the Spin-Off and the continuing ownership by Brookfield and its Affiliates of securities of Rouse, the parties wish to amend the Relationship Agreement by entering into this Amending Agreement (this “Amending Agreement”)..

NOW THEREFORE, in consideration of the premises and mutual covenants and agreements herein set forth and such other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the parties) , the parties hereto agree as follows:

1.                                      For purposes of this Amending Agreement, capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Relationship Agreement.

2.                                      The Relationship Agreement is hereby amended by:

(a) Inserting new definitions in Section 1.1 as follows:

“Rouse” means Rouse Properties, Inc., a corporation existing under the laws of the State of Delaware whose shares of common stock were distributed to shareholders of GGP as described in a Form 10 declared effective by the Securities and Exchange Commission on December 22, 2011;

“Rouse Group” means Rouse and any direct or indirect Subsidiary of Rouse,

and by

(b) Inserting a new Section 2.2.1.3.5 as follows:

“2.2.1.3.5  Rouse shall be deemed not to be a member of the Brookfield Group for the purposes hereof, and nothing herein shall limit or restrict any member of the Brookfield Group or any of their respective officers or directors, from owning securities of any member of the Rouse Group, being a lender to any member of the Rouse Group, serving as a director or officer of Rouse or carrying out any other transaction or entering into any agreement or arrangement with any member of the Rouse Group, formal or informal, of any kind whatsoever, including without limitation, in connection with matters that are the subject of this Agreement, and any such transaction, agreement or understanding, or any action taken in connection herewith, shall not constitute a breach of this Agreement”.

3.                                      Except as hereby amended, the Relationship Agreement shall continue in full force and effect.

4.                                      Each of the parties hereto shall at all times hereafter at the reasonable request of the other party hereto execute and deliver all such further documents and instruments and shall do and perform such acts as may be necessary to give full effect to the intent and meaning of this Amending Agreement.

5.                                      This Amending Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

6.                                      This Amending Agreement may be executed in one or more counterparts (in original or by facsimile) which, together, shall constitute one and the same Amending Agreement. This Amending Agreement shall not be binding upon any party until it has been executed by each of the parties and delivered to all other parties.

7.                                      This Amending Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

IN WITNESS WHEREOF the parties have executed this Amending Agreement as of the day and year first above written.

BROOKFIELD ASSET MANAGEMENT INC.

By:	/s/ Jeffrey Blidner
Name: Jeffrey Blidner Title: Senior Managing Partner

GENERAL GROWTH PROPERTIES, INC.

By:	/s/ Marvin J. Levine
Name: Marvin J. Levine Title: Senior Vice President